Exhibit 10.1

XPERI INC.

AMENDED & RESTATED 2022 EMPLOYEE STOCK PURCHASE PLAN

Xperi Inc., a Delaware corporation, originally adopted this Amended & Restated Xperi Inc. 2022 Employee Stock Purchase Plan, effective as of the Effective Date (as defined herein). This Plan was amended and restated effective as of September 27, 2023 (the “A&R Effective Date”).

1.
Purpose. The purposes of the Plan are as follows:
(a)
To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company.
(b)
To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
2.
Definitions. The following definitions shall be in effect under the Plan, unless determined otherwise by the Administrator.
(a)
“Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.
(b)
“Board” shall mean the Board of Directors of the Company.
(c)
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
(d)
“Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.
(e)
“Common Stock” shall mean the common stock of the Company.
(f)
“Company” shall mean Xperi Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.
(g)
“Company Group” shall mean the Company, any Subsidiary and an Eligible Employee’s Employer, if different, and their affiliates.
(h)
“Compensation” shall mean all base straight time earnings and commissions, after the deduction of any payroll taxes and social security and national health insurance contributions and other amounts required by law to be deducted from the same, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits, equity incentive compensation and other compensation.
(i)
“Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(j)
“Effective Date” shall have the meaning given to such term in Section 23.
(k)
“Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) except as otherwise required by applicable local laws, whose customary employment is for more than twenty (20) hours per week; and (iii) except as otherwise required by applicable local laws, whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided that any such exclusion shall be applied in an identical manner under each Offering Period to all Employees of all Designated Subsidiaries. Notwithstanding the foregoing, (x) subject to the requirements of applicable law and Section 423 of the Code, the Administrator may also limit eligibility further within a Designated Subsidiary so as to only designate some Employees of a Designated Subsidiary as Eligible Employees, and (y) the foregoing eligibility rules shall apply only to the extent such rules are consistent with applicable local laws.
(l)
“Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee. “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), or as otherwise required by applicable law. Where the period of leave exceeds three (3) months, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3) month period, unless otherwise required under applicable law.
(m)
“Employer” shall mean an Eligible Employee’s employing entity.
(n)
“Enrollment Date” shall mean the first Trading Day of each Offering Period.
(o)
“Exercise Date” shall mean the last Trading Day of each Purchase Period.
(p)
“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i)
If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date (or if there is no closing sales price or closing bid on such date, the last market Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or if there are no closing bid and asked prices on such date, the last market Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)
In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(q)
“Offering Period” shall mean the approximately twelve (12) month period commencing on each December 1 and June 1 during the term of the Plan and terminating on the last Trading Day in the period ending twelve (12) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period exceed twenty-seven (27) months. The Offering Periods shall consist of two six (6) month Purchase Periods.
(r)
“Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(s)
“Plan” shall mean this Amended & Restated Xperi Inc. 2022 Employee Stock Purchase Plan, as it may be amended from time to time.
(t)
“Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.
(u)
“Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.
(v)
“Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. In addition, with respect to any Non-Statutory Offering, a Subsidiary shall include any entity in which the Company has a direct or indirect equity interest.
(w)
“Trading Day” shall mean a day on which U.S. national stock exchanges are open for trading.

3.
Eligibility.
(a)
Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof.
(b)
Unless otherwise provided by the Administrator, an Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate which exceeds the limit set forth in Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
4.
Offering Periods. Subject to Section 24, the Plan shall be implemented by consecutive, overlapping Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings, and to cease providing for overlapping Offering Periods, in each case without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Prior to the commencement of any Offering Period, the Administrator or Board may change any or all terms of such Offering Period and any subsequent Offering Periods.
5.
Participation.
(a)
Except as set forth in Section 6(f) below, an Eligible Employee may become a participant in the Plan during any Offering Period by completing a subscription agreement authorizing payroll deductions in the form approved by the Administrator and filing it with the Company’s payroll office, or online as determined by the Administrator, fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date for such Offering Period.
(b)
Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
(c)
During a leave of absence approved by the Company or a Designated Subsidiary employing a participant, a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence. If a leave of absence is unapproved, the participant will cease automatically to participate in the Plan. In such event, the Company or a Designated Subsidiary will automatically cease to deduct the participant’s payroll under the Plan. The Company or a Designated Subsidiary will pay to the participant his or her total payroll deductions for the Purchase Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

(d)
A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent successive Offering Period beginning on or about the day following the last day of the Offering Period in which the participant is enrolled on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.
6.
Payroll Deductions.
(a)
At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to fifteen percent (15%) in whole percentages, or such lesser amount as determined by the Administrator, of the Compensation which he or she receives on each pay day during the Offering Period, in no event to exceed the net amount of Compensation after taxes and authorized deductions have been taken out of his or her total Compensation earned during each payroll period during each Offering Period.
(b)
All payroll deductions made for a participant under Section 6(a) above shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(c) or 6(f) hereof, a participant may not make any additional payments into such account.
(c)
A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions or suspend his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).
(d)
Notwithstanding the foregoing, to the extent necessary to comply with Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.
(e)
At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s obligations to withhold, collect or account for with respect to any federal, state, foreign or other taxes or amounts, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
(f)
Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the

Administrator may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions.
7.
Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing the balance in such participant’s Plan account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Offering Period more than 4,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and during each Purchase Period more than 2,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.
8.
Exercise of Option.
(a)
Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the balance in such participant’s Plan account. Any additional balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon. Notwithstanding the foregoing, the Administrator may refund any dollar amounts that would result in any fractional shares including, without limitation, electing to refund payroll deductions attributable to fractional shares to the participant as soon as administratively practicable or may hold such amounts for the purchase of shares as the next Exercise Date in lieu of refunding dollar amounts that would result in fractional shares on behalf of the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)
If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock because of the limitations set forth in Section 3(b), Section 7 or this Section 8(b) shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.
9.
Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.
10.
Withdrawal.
(a)
A participant may withdraw all but not less than all of the balance in such participant’s Plan account and not yet used to exercise his or her option under the Plan by giving written notice to the Company in a form acceptable to and prior to the time period determined by the Administrator. All amounts credited to a participant’s Plan account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions or contributions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, participation in the Plan shall not resume at the beginning of any subsequent Offering Period commencing after the date of such withdrawal unless the participant delivers to the Company a new subscription agreement in accordance with the requirements for such Offering Period.
(b)
A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the date of such withdrawal.
(c)
Upon a Designated Subsidiary ceasing to be such, an Eligible Employee of the Designated Subsidiary shall be deemed to have elected to withdraw from the Plan and the amounts credited to such participant’s account during the Offering Period shall be paid to such participant, or in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.
11.
Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the balance in such participant’s Plan account shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.
12.
Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.
13.
Shares Subject to Plan.
(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 5,000,000 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
(b)
With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.
14.
Administration.
(a)
The Plan shall be administered by the Compensation Committee of the Board, and the term “Committee” shall apply to such committee. The Committee shall have, in connection with the administration of the Plan, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, and the term “Committee” shall apply to either the Compensation Committee of the Board or any such subcommittee. References in this Plan to the “Administrator” shall mean the Compensation Committee of the Board unless administration is delegated to a subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Compensation Committee or subcommittee.
(b)
It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(c)
The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 13, 20 and 23 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates. The Administrator shall not be required to obtain the approval of the stockholders of the Company prior to the adoption, amendment or termination of any such sub-plan, rules or procedures.
(d)
All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company or its Designated Subsidiaries. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company, each Designated Subsidiary and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.
15.
Designation of Beneficiary.
(a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)
Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16.
Transferability. Neither amounts credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.
Use of Funds. All amounts received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts, except for funds contributed in which the local law of a non-U.S. jurisdiction requires that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for participants in non-U.S. jurisdictions.
18.
Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions or contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
19.
Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)
Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any change made to the Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or reclassification of the Common Stock, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)
Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, a sale or other disposition of more than 50% of the outstanding securities of the Company, the merger of the Company with or into another corporation, or any similar transaction, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.
Amendment or Termination.
(a)
The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of the Plan in such a manner and to such a degree as required.
(b)
Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars (“USD”), permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s or a Designated Subsidiary’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c)
In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)
altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)
shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)
allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.
Notices. All notices or other communications by a participant to the Company or a Designated Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or such Designated Subsidiary at the location, or by the person, designated by the Company or such Designated Subsidiary for the receipt thereof.
22.
Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:
(a)
The admission of such shares to listing on all stock exchanges, if any, on which is then listed;
(b)
The completion of any registration or other qualification of such shares under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)
The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)
The payment to the Company or a Designated Subsidiary of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and
(e)
The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.
23.
Term of Plan. Subject to stockholder approval, as provided in the following sentence, this Plan became effective on October 1, 2022 (the “Effective Date”). This Plan was submitted for the approval of the Company’s stockholders within twelve (12) months before or after the Effective Date. The Plan shall be in effect until terminated under Section 20 hereof. No options granted under this Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until this Plan shall have been approved by the stockholders of the Company. In the event this Plan shall not have been approved by the stockholders of the Company prior to the end of said 12-month period, all options granted under this Plan shall be canceled and become null and void without being exercised. The Plan shall be in effect until terminated under Section 20 hereof.

24.
Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules, and unless otherwise determined by the Administrator, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then (i) a new twelve (12) month Offering Period will automatically begin on the first trading day following that Exercise Date, and (ii) all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
25.
No Employment Rights. Notwithstanding any other provision of this Plan:
(a)
the Plan is established voluntarily by the Company and the Plan may be modified, amended, suspended or terminated by the Company at any time, and all decisions with respect to future offerings, if any, will be at the sole discretion of the Administrator;
(b)
a participant’s participation in the Plan is voluntary;
(c)
the Plan shall not form part of any contract of employment between the Company Group and an Eligible Employee;
(d)
unless expressly so provided in his or her contract of employment, an Eligible Employee has no right or entitlement to be granted an award or any expectation that an award might be made to him or her, whether subject to any conditions or at all;
(e)
the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any awards held by him or her) shall not form any part of his or her remuneration or count as his or her remuneration for any purpose and shall not (to the extent permitted by law) be pensionable;
(f)
the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights and if an Eligible Employee ceases to be employed by the Company Group, the Eligible Employee shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any awards held by him or her which lapse by reason of his or her ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;
(g)
the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights in respect of any pension scheme operated by the Company Group;
(h)
the Eligible Employee shall not be entitled to any compensation or damages for any loss or potential loss which the Eligible Employee may suffer by reason of being unable to acquire or retain shares of Common Stock, or any interest in shares of Common Stock pursuant to an award in consequence of the loss or termination of his or her office or employment with the

Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);
(i)
the value of the awards under the Plan are outside the scope of an Eligible Employee’s employment contract, if any;
(j)
the value of the awards under the Plan are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(k)
no claim or entitlement to compensation or damages arises if the awards under the Plan or the Common Stock issued pursuant to the Plan do not increase in value and each Eligible Employee irrevocably releases the Company Group, their affiliates and third-party vendors from any such claim that does arise;
(l)
no member of the Company Group shall be liable for any foreign exchange rate fluctuation between the participant’s local currency and the United States Dollar that may affect the value of the purchase rights or the shares acquired under the Plan; and
(m)
by accepting the grant of an award and not renouncing it, the Eligible Employee is deemed to have agreed to the provisions of this Section 25.
26.
Data Protection. Each participant must agree to provide such consent and other documentation, and comply with such requirements, as determined by the Administrator in order to comply with applicable data protection and privacy laws.
27.
Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer. Alternatively, the Administrator shall have the discretionary authority to require that the shares purchased on behalf of each participant be held in the participant’s Company-designated brokerage account for the time period set forth in (a) and (b) above. The foregoing procedures shall not in any way limit when the participant may sell the participant’s shares.
28.
Structure of the Plan.
(a)
This Plan document is an omnibus document which includes the primary Plan document (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and any subsidiary of the Company where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any subsidiary, individual, offering or grant) and also a separate international plan (the “Non-Statutory Plan”) which permits offerings of grants to employees of certain Non-U.S. subsidiaries that are not intended to satisfy the requirements of Section 423 of the Code.

(b)
The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plan, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plan. Offerings under the Non-Statutory Plan may be made to achieve desired tax or other objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions.
(c)
The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Section 423 of the Code. The Board may adopt a Non-Statutory Plan applicable to particular subsidiaries, which shall be designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. The terms of a Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Section 13(a) of the Plan with respect to the total number of shares available to be offered under the Plan. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plan.
29.
Governing law and Jurisdiction. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 29 is made for the benefit of the Company and its Designated Subsidiaries only, which accordingly retain the right to bring proceedings in any other court of competent jurisdiction. By completing a subscription agreement, a participant is deemed to have agreed to submit to such jurisdiction.